January 25, 2012

Dear Shareholder,

I am writing to provide you with a brief year-end update on IMH Financial Corporation (“IMH” or the “Company”). As I stated in our last correspondence, our goal is to give you a better understanding of how we are protecting and enhancing the value of the Company and its assets, and specifically, what initiatives we are pursuing to reposition the Company, in order to accomplish our goals for 2012 and beyond.

With assistance from our consultants, our redefined business plan has gained significant definition and momentum. We believe the requisite human and capital resources are in place to address IMH’s legacy assets and move the Company forward as a strong competitor. Intelligent, mission-based decisions have been made regarding the business strategy, organization, operations, systems and controls that will be necessary to efficiently and effectively pursue our business plan while mitigating, to the extent reasonably possible, any inherent risks.

Our business plan embodies three fundamental objectives: To Resolve; To Refocus; To Create.

A summary description of these objectives and our recent progress on each is outlined below:

To Resolve

The continued resolution of the legacy asset portfolio is essential to the Company’s future success, as the value and liquidity created will be the building blocks for the new strategy. Given the scale and composition of the remaining legacy portfolio, significant efforts will continue to be required in 2012, including continued foreclosures, restructurings, development activities, and asset dispositions.

Dispose of Non-Income Producing Distressed Loans and REO Assets

We have been successfully marketing and selling foreclosed REO and non-performing loan assets that have high current or anticipated carrying costs, including property taxes, as well as municipal, utilities, security, and maintenance expenses. This includes projects too far out on the development curve that will cost too much to hold and/or improve, given their lesser potential for increases in value. During the year ended December 31, 2011, 13 such assets were sold, generating approximately $25.3 million in gross proceeds.

These important efforts will be continued in earnest with respect to any REO and non-performing loan assets that are not dedicated to a financially supportable investment or development strategy. Selling these assets not only eliminates the associated carrying costs, but allows the Company to redeploy the proceeds into earning assets, providing a multifold benefit to the Company’s bottom line. In 2012, we will continue these disposition efforts, so as to continue to convert non-income producing foreclosed and distressed assets back into productive investments. Our goal is to generate as much as $50 million from these efforts in 2012.

To Refocus

The streamlining and re-purposing of the organization, operations, and systems of the Company will be significantly accelerated in 2012 to support our ambitious strategic, financial, and operational goals.

Reduce Costs

The costs and burdens of fighting through one of the most damaging real estate and business cycles on record certainly took its toll on this Company. We have survived that phase and must now regain profitability to create value for you, our shareholders. In 2012, IMH intends to lease office space that is appropriately sized and priced. In addition, we have just completed another round of staff reductions as part of our continued effort to reduce expenses. Further, we are implementing rigorous, new policies and procedures to better control the costs of professional services, such as our legal, accounting and valuation professionals.

Rest assured that care is being taken in this process not to impair the ability of the Company to perform effectively. We believe that over the course of this year you will see the effects of these and a number of other actions in our operating results. We plan to both stem the losses of the past and initiate meaningful new business activities for the future.

To Create

Establish Strong Business Lines to Drive Revenues and Build Value

With the advice and support of our advisors, the Company will capitalize on its ability to source superior investment opportunities and to raise capital to drive revenues. This will be accomplished through a broad and deep network of market contacts, paired with a reputation for creativity and integrity. Through our relationships and those of our advisors, which encompass the leading players in the capital markets, as well as in real estate investment and development, the Company expects to have access to sufficient high quality deal flow and capital to create a strong pipeline of opportunities.

The plans for 2012 include three primary business activities. For each of these activities, there is a coherent plan in place, with actionable steps already underway with the goal of creating revenues and value for our shareholders. Of course, we will need to continue to dispose of our legacy assets to provide the capital necessary to support these new activities. The three activities are:

Opportunistic Commercial Real Estate Financing (CREF)

A very large number of loans on commercial buildings were made by banks in 2005 through 2008 on aggressive terms and high valuations. As a result, there is a significant opportunity for IMH to earn very strong returns by providing “rescue capital” to borrowers who own these buildings and now face loan maturities in a far more conservative lending environment with distressed valuations. We are seeking to pursue this activity with an institutional partner in order to greatly expand the scope of our efforts. For our shareholders, this will enable greater diversification and enhanced revenues than if we pursue this activity on our own. We believe this provides an exciting opportunity for the Company.

Multifamily Development (MFD)

We have identified several properties from within our existing portfolio of foreclosed assets that are suitable for the development of apartment communities. For each of these projects, work is underway that will be essential to the ability to get these projects designed, approved, financed and built. For example, leading independent market experts have been retained to perform financial feasibility analyses of the respective local markets, including prevailing occupancies and rents, existing and planned competing product, and projected tenant demand. In addition, architects and engineers are engaged in assessing the physical site conditions and zoning issues involved in designing and constructing the projects. Simultaneously, we are working on the development budgets and financing strategy to limit the capital required while enabling the development of institutional quality assets. Through the development of land assets that we acquired by loan foreclosure, we seek to create enduring shareholder value in new apartment communities, an asset type that is recognized today as a highly desirable investment asset for both income and value.

Distressed Single Family Residential Investing (SFRI)

In the acquisition of the manager, the Company gained certain relationships with companies that are skilled and experienced investors in distressed loans and foreclosed homes. These companies have purchased numerous portfolios from banks and successfully liquidated the underlying homes over a relatively short period of time. At present, we are selecting among these companies and seeking to negotiate terms under which IMH would provide financing for these and similar transactions in the future. We believe there exists the opportunity to generate favorable risk-adjusted returns in this market segment.

We thank you for your continued support as we seek to reposition the Company for growth and increased shareholder value. This is a critical period of transition for IMH; from a company barraged by adversity at both the portfolio and enterprise levels, to a company with a clear, promising direction and enhanced capabilities. The 2012 business plan provides for the resolution of issues from the past, but more importantly, also establishes a strong foundation for the future.

Sincerely,

Will Meris

President and CEO

As a public reporting entity, IMH Financial Corporation files periodic reports with the SEC. For additional financial and other important information pertaining to IFC, individuals can visit www.sec.gov and reference CIK #1397403.

Forward-Looking Statements

Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view” and “would” or the negative of these terms or other comparable terminology. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation the risk that we will be unable or otherwise decide not to make proposed future distributions and other risks and uncertainties related to the Company that can be found under the heading “Risk Factors” in IMH Financial Corporation’s most recent annual report on Form 10-K and other filings with the SEC.

These forward looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.